Exhibit 99.1

Advisory | Audit & Accounting | Tax

Independent Auditors' Report

The Stockholders and

The Board of Directors of

Megatran Industries, Subsidiaries and Affiliate

Bordentown, New Jersey

Opinion

We have audited the combined financial statements of Megatran Industries, Subsidiaries and Affiliate, which comprise the combined balance sheets as of December 31, 2023 and 2022, and the related combined statements of operations and comprehensive income, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of Megatran Industries, Subsidiaries and Affiliate as of December 31, 2023 and 2022, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Megatran Industries, Subsidiaries and Affiliate, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Megatran Industries, Subsidiaries and Affiliate's ability to continue as a going concern for one year after the date that the combined financial statements are issued.

100 Witmer Road, Suite 350, Horsham, PA 19044-2369

215-441-4600 | fax: 215-672-8224 | www.kmco.com

Auditors' Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Megatran Industries, Subsidiaries and Affiliate's internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Megatran Industries, Subsidiaries and Affiliate's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the combined financial statements taken as a whole. The supplementary information in Schedules I, II, and III is presented for purposes of additional analysis and is not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The information has been subjected to the auditing procedures applied in the audits of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the combined financial statements taken as a whole.

Horsham, Pennsylvania

March 26, 2024

Megatran Industries, Subsidiaries and Affiliate

Combined Balance Sheets

December 31, 2023 and 2022

	2023	2022
ASSETS
Current assets:
Cash	$1,800,846	$2,693,741
Accounts receivable, net of allowance for credit losses of $41,582 and $19,136 in 2023 and 2022, respectively	21,383,043	16,925,825
Inventories, net	18,606,140	17,500,927
Prepaid expenses and other current assets	1,242,251	1,406,558
Total current assets	43,032,280	38,527,051

Property, plant and equipment, net	3,872,454	3,597,718
Investment in joint venture	2,118,612	2,059,581
Goodwill, net	170,060	191,390
Advances to stockholders	6,000	6,000
Investment in insurance captive	36,000	36,000
	$49,235,406	$44,417,740

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$2,000,000	$2,500,000
Current portion of long-term debt	-	67,543
Accounts payable	2,021,873	2,013,535
Accrued expenses	3,261,723	2,129,215
Retirement plan payable	120,080	250,000
Accrued distributions	1,600,291	1,633,475
Deferred revenue	4,212,662	5,587,693
Total current liabilities	13,216,629	14,181,461

Stockholders' equity:
Common stock, no par value, 500,000 shares authorized, 226,790 issued and outstanding	45,358	45,358
Retained earnings	36,345,083	30,513,588
Accumulated other comprehensive loss	(377,622)	(328,625)
	36,012,819	30,230,321
Equity in NWL International Sales Inc.	5,958	5,958
Total stockholders' equity	36,018,777	30,236,279
	$49,235,406	$44,417,740

See accompanying notes to combined financial statements.

Megatran Industries, Subsidiaries and Affiliate

Combined Statements of Operations and Comprehensive Income

For the Years Ended December 31, 2023 and 2022

	2023	%	2022	%
Net sales	$72,315,328	100.0%	$56,164,113	100.0%

Cost of goods sold (Schedule I)	55,065,130	76.1	47,453,621	84.5

Gross profit	17,250,198	23.9	8,710,492	15.5

Selling, general and administrative expenses (Schedule II)	11,507,395	15.9	9,329,960	16.6

Income (loss) from operations	5,742,803	8.0	(619,468)	(1.1)

Other, net (Schedule III)	2,388,692	3.3	1,231,026	2.2

Income from continuing operations	8,131,495	11.3	611,558	1.1

Other comprehensive income (loss): Foreign currency translation adjustment	(48,997)	(0.1)	(198,152)	(0.4)

Comprehensive income	$8,082,498	11.2%	$413,406	0.7%

See accompanying notes to combined financial statements.

Megatran Industries, Subsidiaries and Affiliate

Combined Statements of Changes in Stockholders' Equity

Years Ended December 31, 2023 and 2022

	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Equity in NWL International Sales Inc.	Total
Balance, January 1, 2022	$45,358	$30,595,471	$(130,473)	$5,956	$30,516,312

Net income (loss)	-	(81,883)	-	693,441	611,558

Distributions to stockholders	-	-	-	(693,439)	(693,439)

Foreign currency translation adjustment	-	-	(198,152)	-	(198,152)

Balance, December 31, 2022	45,358	30,513,588	(328,625)	5,958	30,236,279

Net income	-	6,856,495	-	1,275,000	8,131,495

Distributions to stockholders	-	(1,025,000)	-	(1,275,000)	(2,300,000)

Foreign currency translation adjustment	-	-	(48,997)	-	(48,997)

Balance, December 31, 2023	$45,358	$36,345,083	$(377,622)	$5,958	$36,018,777

See accompanying notes to combined financial statements.

Megatran Industries, Subsidiaries and Affiliate

Combined Statements of Cash Flows

Years Ended December 31, 2023 and 2022

	2023	2022
Cash flows from operating activities:
Net income	$8,131,495	$611,558
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	392,675	457,906
Amortization	21,330	132,459
Allowance for credit losses	45,334	150,000
Reserve for obsolete inventory	472,187	(307,442)
Net income from joint venture	(430,607)	(479,440)
Gain on sale of property, plant, and equipment	-	(471,999)
(Increase) decrease in assets:
Accounts receivable	(4,502,552)	(6,579,009)
Inventories	(1,577,400)	(170,324)
Prepaid expenses and other current assets	164,307	(783,405)
Increase (decrease) in liabilities:
Accounts payable	8,338	(773,887)
Accrued expenses	1,132,508	442,421
Retirement plan payable	(129,920)	250,000
Deferred revenue	(1,375,031)	5,198,581
Net cash provided by (used in) operating activities	2,352,664	(2,322,581)

Cash flows from investing activities:
Purchase of property, plant and equipment	(667,411)	(213,149)
Proceeds from sale of property, plant, and equipment	-	1,242,597
Cash paid in connection with acquisitions, net	-	(48,425)
Dividend received from investment in joint venture	274,077	138,802
Net cash provided by (used in) investing activities	(393,334)	1,119,825

Cash flows from financing activities:
Borrowings (repayments) on line of credit	(500,000)	2,500,000
Repayments of long-term debt	(67,543)	(62,516)
Distributions to stockholders	(2,333,184)	(567,999)
Net cash provided by (used in) financing activities	(2,900,727)	1,869,485
Foreign exchange impact on cash and cash equivalents	48,502	(53,455)

Net increase (decrease) in cash	(892,895)	613,274
Cash, beginning of year	2,693,741	2,080,467
Cash, end of year	$1,800,846	$2,693,741

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$151,137	$81,004

Supplemental disclosure of noncash investing and financing activities:
Change in accrued shareholder distributions	$(33,184)	$125,440
Dividend receivable from investment in joint venture	$-	$158,972

See accompanying notes to combined financial statements.

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
December 31, 2023 and 2022

(1)	Nature of Operations

Megatran Industries, Subsidiaries and Affiliate (the Company) includes Megatran Industries (Megatran), a holding company which owns 100% of the common stock of NWL, Inc. (NWL) Hunter Industries, Inc. (Hunter) and BUED (NWL Europe). NWL is a manufacturer of power supplies and transformers for sale to a variety of industries in the United States and internationally. Hunter holds real estate which is leased to NWL. The Company has manufacturing facilities in Bordentown and Florence, New Jersey. NWL Europe is a manufacturer of transformers for sale to a variety of industries in Europe.

In January 2016, NWL International Sales Inc. (NWLIS) was incorporated. NWLIS is an Interest Charge Domestic International Sales Corporation (IC-DISC) that transacts certain international sales on behalf of NWL and receives commissions from NWL. The financial statements of the Company and NWLIS are combined because they are commonly-owned and controlled. The combined financial statements include the accounts of NWLIS despite Megatran having no direct ownership in NWLIS. The carrying amount of the assets included in the Company's combined balance sheets for NWLIS is $5,958 for December 31, 2023 and 2022.

(2)	Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements include the accounts of Megatran, NWL, Hunter, NWLIS and NWL Europe. All significant intercompany transactions and balances have been eliminated in combination.

Accounts Receivable and Allowance for Credit Loses

On January 1, 2023, the Company adopted Financial Standards Board (FASB) Accounting Standards Update (ASU) 2016-13, Financial Instruments – Credit Losses (Topic 326). The standard replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss methodology (the CECL Model). The CECL Model requires an estimate of credit losses for the remaining estimated list of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized cost. The primary objective of the CECL Model is to provide financial statement users with an estimate of the net amount the entity expects to collect on its financial assets by using an allowance for credit losses.

The Company adopted FASB Accounting Standards Codification (ASC) 326 and all related subsequent amendments thereto effective January 1, 2023 using the modified retrospective approach for all financial assets measured at amortized cost. The Company's adoption of the CECEL Model did not result in a cumulative effect adjustment being recorded to opening retained earnings as of January 1, 2023, and did not have a material impact on the Company's statements of operations and comprehensive income or cash flows.

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
December 31, 2023 and 2022

(2)	Summary of Significant Accounting Policies, Continued

Accounts Receivable and Allowance for Credit Losses, Continued

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for credit losses for estimated losses resulting from the inability of its customers to make required payments. Management evaluates its historical loss experience and applies this historical loss ratio to financial assets with similar characteristics. The Company's historical loss ratio or its determination of risk pools may be adjusted for changes in customer, economic, market or other circumstances. Significant past due balances over 90 days and other higher risk amounts are reviewed individually for collectability based on the following customer specific factors: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company's customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Accounts receivable, net of allowance for doubtful accounts was $10,337,844 as of January 1, 2022.

Concentrations of Risk

Financial instruments that potentially subject the Company to concentrations of risk consist primarily of cash and accounts receivable. The Company maintains its cash with national financial institutions, and, at times, such balances may exceed the FDIC insurance limit. At December 31, 2023, the Company had $2,207,136 of cash in excess of FDIC insured limits.

One customer accounts for approximately 45% of the Company's accounts receivable at December 31, 2023 and one customer accounted for approximately 39% of sales for the year ended December 31, 2023.

Inventories

Inventories are valued at the lower of cost (first in, first out basis) or net realizable value.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation is calculated based on estimated useful lives of the assets using the straight line method. Maintenance, repairs and betterments are charged to operations as incurred. Renewals and betterments that extend the estimated useful lives of the assets are capitalized.

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
December 31, 2023 and 2022

(2)	Summary of Significant Accounting Policies, Continued

Revenue Recognition

Revenue is measured based on consideration specified in a contract with a customer. The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer. Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company from a customer, are excluded from revenue. Shipping and handling costs associated with outbound freight after control over a product has transferred to a customer are accounted for as fulfillment costs and are included in cost of goods sold. Revenue from performance obligations satisfied at a point in time consists of sales of power supplies, transformers and capacitors. These goods and services are sold primarily to governmental entities and manufacturers. Deferred revenue includes amounts that customers pay prior to the shipment of products. Deferred revenue was $389,112 as of January 1, 2022.

The Company's principal terms of sale are FOB shipping point and FOB destination and the Company transfers control and records revenue for product sales either upon shipment or delivery to the customer, respectively. The payment terms and conditions in customer contracts vary from 30-90 days from transfer of control. The Company does not have any significant financing components as payment is received at or shortly after the point of sale. Variable consideration, including return and warranty activity, is immaterial to revenue and results of operations.

Investment in Joint Venture

The Company accounts for its investment in joint venture using the equity method (see Note 7).

Goodwill

Goodwill represents the excess of costs over fair value of net assets of businesses acquired. The Company applies the guidance in FASB ASU 2014-18, Accounting for Identifiable Intangible Assets in a Business Combination, which allows entities who meet the definition of a private company to subsume many of the types of customer-related intangible assets that they would otherwise recognize separately into goodwill. This accounting alternative will be applied to any future business combination transactions. As a result of the application of ASU 2014-18, the Company is also required to apply the guidance in FASB ASU 2014-02, Intangibles - Goodwill and Other, which allows the amortization of all existing and new goodwill. Under ASU 2014-02, goodwill is amortized on a straight-line basis over ten years, or less than ten years, if the entity demonstrates that a shorter useful life is more appropriate. In addition, entities are required to test goodwill for impairment only upon the occurrence of a triggering event and, upon adoption of the accounting alternative, an entity must make an accounting policy election to test goodwill for impairment at either the entity level or the reporting unit level. Management has elected to amortize goodwill over ten years and test for impairment at the reporting unit level, should triggering events occur. No triggering events were identified during the years ended December 31, 2023 and 2022.

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
December 31, 2023 and 2022

(2)	Summary of Significant Accounting Policies, Continued

Investment in Insurance Captive

The Company participates in a group captive insurance program (Captive) for workers' compensation and general liability insurance. Members pay annual premiums, of which an amount may be refunded to a member depending on the member's individual claims, as well as the Captive's overall claims.

Warranty Reserve

The Company offers warranties on its products ranging from twelve to forty months depending on the product line. Warranty reserves are determined based on management's past experience for returns and warranty claims and are included in accrued expenses.

Research and Development

Research and development costs are expensed as incurred. Research and development expense from continuing operations was $271,218 and $257,557 for the years ended December 31, 2023 and 2022, respectively.

Variable Interest Entities

FASB ASC 810, Consolidation, provides guidance in determining when variable interest entities (VIE)s should be consolidated in the financial statements of the primary beneficiary. If the Company is deemed to have a controlling financial interest as a result of having the power to direct the activities that most significantly impact the entity's economic performance, and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE, the VIE is to be consolidated within the financial statements of the Company. NWLIS has been determined to be a VIE of the Company as NWLIS is dependent on the commission revenue from NWL. Since all rights, obligations and the power to direct the activities of a VIE that most significantly impact the VIE's economic performance are held by the owners of NWLIS and not by the Company, the Company has determined that it is not the primary beneficiary of NWLIS and therefore, NWLIS will be combined and not consolidated into the financial statements. The Company does not believe there is any exposure to loss as a result of transactions with NWLIS.

Income Taxes

Effective January 1, 2015, Megatran, NWL and Hunter elected to be taxed as S corporations under the provisions of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes because the Company's taxable income is passed through to the tax returns of the stockholders. Accordingly, no provision is made for federal or state income taxes. However, it is common for the Company to make distributions to the stockholders to pay the income taxes relating to the Company's income that is passed through to the stockholders' tax returns.

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
December 31, 2023 and 2022

(2)	Summary of Significant Accounting Policies, Continued

Income Taxes, Continued

The stockholders of NWLIS have elected to treat NWLIS as an IC-DISC for federal income tax purposes. NWLIS does not pay federal or state corporate income taxes because NWLIS' taxable income is passed through to the tax returns of the stockholders. Accordingly, no provision is made for federal or state income taxes.

FASB ASC 740, Income Taxes, clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. FASB ASC 740 prescribes a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken. In addition, FASB ASC 740 provides guidance on derecognition, classification and disclosure. In addition to its federal returns, the Company files income tax returns in New Jersey and North Carolina. The Company is no longer subject to federal, state or local tax examinations by tax authorities for years before 2020. It is difficult to predict the timing and resolution of any particular uncertain tax position. Based on the Company's assessment of many factors, including past experience and complex judgments about future events, the Company does not currently anticipate significant changes in its tax positions over the next twelve months.

Foreign Currency Translation

Foreign currency translation adjustments are included in other comprehensive income and are reflected in accumulated other comprehensive income (loss) in the accompanying balance sheets.

Use of Estimates

The preparation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Subsequent Events

Management has evaluated subsequent events through March 26, 2024, the date on which the combined financial statements were available to be issued.

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
December 31, 2023 and 2022

(3)	Inventories, net

Inventories, net comprise the following at December 31:

	2023	2022
Raw material	$13,890,596	$12,116,196
Work-in-process	4,083,698	3,771,841
Finished goods	1,954,998	2,463,855
	19,929,292	18,351,892
Reserve for obsolescence	(1,323,152)	(850,965)
	$18,606,140	$17,500,927

(4)	Advances to Stockholders

Advances to stockholders are unsecured, noninterest bearing advances. These advances do not have set repayment dates.

(5)	Property, Plant and Equipment, net

Property, plant and equipment, net comprise the following at December 31:

			Estimated
	2023	2022	Useful Lives (Years)
Land	$303,348	$303,348
Buildings and building improvements	6,370,079	6,192,207	7	-	39
Machinery and equipment	7,869,499	7,476,510	7	-	10
Solar equipment	5,667,333	5,667,333	7	-	15
Automobiles and trucks	299,842	226,094		5
Office equipment	551,554	551,554	5	-	7
Computer hardware and software	585,606	573,811	3	-	5
	21,647,261	20,990,857
Accumulated depreciation	(17,774,807)	(17,393,139)
	$3,872,454	$3,597,718

Depreciation expense for the years ended December 31, 2023 and 2022 was $392,675 and $457,906, respectively.

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
December 31, 2023 and 2022

(6)	Goodwill, net

Goodwill, net comprises the following at December 31:

	2023	2022
CE Power Solutions	$1,109,989	$1,109,989
BUED	213,305	213,305
	1,323,294	1,323,294
Accumulated amortization	(1,153,234)	(1,131,904)
	$170,060	$191,390

Amortization expense was $21,330 and $132,459 for the years ended December 31, 2023 and 2022, respectively.

(7)	Investment in Joint Venture

NWL owns 50% of NWL Pacific Inc. Co., LTD. (NWL Pacific) which is a joint venture in South Korea. The joint venture was established on May 12, 1998. The Company's reporting currency is the US dollar while the functional currency of the joint venture is the South Koren Won. The assets, liabilities and equity of the joint venture have been measured at the respective exchange rate as of December 31, 2023 and 2022 and income and expense accounts were remeasured at the average rates in effect during the years ended December 31, 2023 and 2022. Remeasurement adjustments are recognized in the year of occurrence and are included as a component of stockholder's equity. In addition, The Company's share of the joint venture's net income or loss is recognized in the year of occurrence.

The Company's investment in the foreign operation is summarized as follows:

	2023	2022
Investment, January 1	$2,059,581	$2,022,612
Company's share of net income	430,607	479,440
Company's share of dividends	(274,077)	(297,774)
Foreign currency translation adjustment	(97,499)	(144,697)
Investment, December 31	$2,118,612	$2,059,581

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
December 31, 2023 and 2022

(7)	Investment in Joint Venture, Continued

Presented below are the summary balance sheets and summary of operations of the foreign operation based on the audited financial statements of NWL Pacific:

	2023	2022
Assets:
Current assets	$5,255,791	$6,668,330
Noncurrent assets	493,865	540,698
Total assets	$5,749,656	$7,209,028

Liabilities and stockholders' equity:
Current liabilities	$1,512,433	$3,089,865
Equity	4,237,223	4,119,163
Total liabilities and equity	$5,749,656	$7,209,028

Operations:
Sales	$8,299,324	$9,195,244
Cost of sales	(5,540,671)	(6,201,536)
Selling, general and administrative expenses	(1,813,830)	(1,853,003)
Other expense	(83,609)	(181,825)
Net income	$861,214	$958,880

(8)	Related Party Transactions

During the years ended December 31, 2023 and 2022, the Company sold $1,735,486 and $2,891,665, respectively, of product to NWL Pacific. The Company has $876,230 and $1,704,513, respectively, included in accounts receivable from NWL Pacific at December 31, 2023 and 2022.

(9)	Line of Credit

The Company has a $5,000,000 working line of credit with a commercial bank that expires in August 2024. The balance on the line of credit was $2,000,000 and $2,500,000 as of December 31, 2023 and 2022, respectively. Borrowings on the line of credit bear interest at the daily LIBOR rate plus 1.80% (7.11% at December 31, 2023). Up to $5,000,000 of the working line of credit may be used towards letters of credit. At December 31, 2023, $2,000,000 letters of credit are outstanding. The line is collateralized by the assets of the Company.

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
December 31, 2023 and 2022

(10)	Long-Term Debt

Long-term debt comprises the following at December 31, 2022:

Equipment loan, payable in monthly installments of$5,868 including interest at 5.63%. The loan is collateralized by the equipment and matures in November 2023.	$67,543
Current portion	(67,543)
$-

(11)	Retirement Plan

NWL maintains a 401(k) plan to provide retirement benefits to its employees. Employee contributions are limited by Internal Revenue Service regulations. There were no matching contributions and profit sharing contributions made for the year ended December 31, 2022, respectively. Total Company matching contributions and profit sharing contributions were $490,499 and $250,000 made for the years ended December 31, 2023 and 2022, respectively.

(12)	Self-Insurance

The Company maintains a self-insured program for all of its employees' health care costs. The Company is liable for paid claims up to $175,000 per participant, annually, unlimited for a covered person's lifetime, and aggregate claims up to $3,501,236 annually. The program has an insurance stop loss policy for claims in excess of $175,000 per participant and aggregate claims in excess of $3,501,236. The maximum reimbursement under the insurance stop loss policy is $1,000,000. Self- insurance costs are accrued based on the aggregate liability for reported claims and an estimated liability for claims incurred but not reported. The accrued liability under the self-insurance program for the years ended December 31, 2023 and 2022 was approximately $396,000 and $599,000, respectively, and is included in accrued expenses on the accompanying combined balance sheets.

(13)	Employee Retention Tax Credit

During the year ended December 31, 2023, the Company applied for the Employee Retention Credit (ERC), which is a provision of the CARES Act, enacted March 27, 2020. The ERC under the CARES Act was later amended and extended under the Taxpayer Certainty and Disaster Relief Act of 2020 (Relief Act), enacted December 27, 2020. The ERC is a refundable tax credit against employer taxes equal to a percentage of the qualified wages an eligible employer pays to employees.

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
December 31, 2023 and 2022

(13)	Employee Retention Tax Credit, Continued

The Company filed for each eligible quarter and recognized employee retention tax credits in the amount of $1,577,608 as other income in the accompanying consolidated statement of operations for the year ended December 31, 2023. The Company has accounted for the ERC under International Accounting Standards (IAS) 20, Accounting for Government Grants and Disclosure of Government Assistance. In accordance with IAS 20, government assistance is not recognized until there is a reasonable assurance that (1) any conditions attached to the assistance will be met and (2) the assistance will be received. The Company met these conditions and recorded the ERC over the periods in which the associated expenses were incurred.

SUPPLEMENTARY INFORMATION

Schedule I

Megatran Industries, Subsidiaries and Affiliate

Supplementary Information

Combined Schedules of Cost of Goods Sold

Years Ended December 31, 2023 and 2022

		% of Net		% of Net
	2023	Sales	2022	Sales
Direct costs:
Direct materials	$35,189,294	48.6%	$29,084,387	51.7%
Direct labor	8,663,238	12.0	7,876,795	14.0
	43,852,532	60.6	36,961,182	65.7

Indirect costs:
Personnel:
Wages	3,517,755	4.9	3,367,875	6.0
Employee benefits	1,948,259	2.7	1,722,183	3.1
Payroll taxes	1,472,348	2.0	1,314,593	2.3
Recruitment	109,301	0.2	32,942	0.1
	7,047,663	9.8	6,437,593	11.5

Manufacturing:
Production supplies	554,353	0.8	487,582	0.9
Sub-contract services	389,944	0.5	425,434	0.8
Manufacturing - development	238,951	0.3	207,537	0.4
Manufacturing - miscellaneous	667,573	0.9	746,257	1.3
Small tools	113,983	0.2	63,690	0.1
Quality control	21,129	-	20,111	-
Overhead allocation, net	155,644	0.2	92,093	0.2
	2,141,577	2.9	2,042,704	3.7

Facilities:
Repairs and maintenance	554,437	0.8	602,270	1.1
Depreciation	323,423	0.4	407,546	0.7
Utilities	288,198	0.4	373,296	0.7
Insurance	583,346	0.8	360,607	0.6
Property and sales taxes	273,954	0.4	268,423	0.5
	2,023,358	2.8	2,012,142	3.6

Total indirect costs	11,212,598	15.5	10,492,439	18.8

Cost of goods sold	$55,065,130	76.1%	$47,453,621	84.3%

See accompanying notes to combined financial statements.

Schedule II

Megatran Industries, Subsidiaries and Affiliate

Supplementary Information

Combined Schedules of Selling, General and Administrative Expenses

Years Ended December 31, 2023 and 2022

		% of Net		% of Net
	2023	Sales	2022	Sales

Selling	$96,407	0.1%	$39,488	0.1%
Service calls	306,279	0.4	334,242	0.6
Travel	65,988	0.1	79,977	0.1
Commissions	131,468	0.2	171,198	0.3
Advertising and marketing	29,575	-	1,535	-
Automobile	8,748	-	3,576	-
Wages	7,122,402	9.8	5,563,852	9.9
Employee benefits	1,079,994	1.5	870,147	1.5
Employee welfare	52,299	0.1	59,334	0.1
Employee education	44,276	0.1	40,230	0.1
Retirement plan	490,449	0.7	250,000	0.4
Depreciation	69,252	0.1	50,360	0.1
Amortization	21,330	-	132,459	0.2
Professional fees	638,634	0.9	497,154	0.9
Engineering	408,909	0.6	236,124	0.4
Lease expense	57,644	0.1	70,074	0.1
Bad debt expense	45,334	0.1	150,000	0.3
Miscellaneous	209,383	0.3	144,216	0.3
Computer expenses	282,736	0.4	287,640	0.5
Telephone	66,720	0.1	66,627	0.1
Office expense	67,409	0.1	93,002	0.2
Payroll service	172,299	0.2	139,939	0.2
Taxes	744	-	947	-
Bank charges	38,135	0.1	46,864	0.1
Computer consulting	875	-	935	-
Dues and subscriptions	106	-	40	-
	$11,507,395	15.9%	$9,329,960	16.6%

See accompanying notes to combined financial statements.

Schedule III

Megatran Industries, Subsidiaries and Affiliate

Supplementary Information

Combined Schedules of Other, Net

Years Ended December 31, 2023 and 2022

		% of Net		% of Net
	2023	Sales	2022	Sales

Net income from joint venture	$430,607	0.5%	$479,440	0.8%
Gain on sale of property, plant and equipment	-	-	471,999	0.8
Employee Retention Credit	1,577,608	2.2	-	-
Rental income	-	-	31,250	0.1
State income taxes	(3,086)	-	(4,200)	-
Interest income (expense), net	4,645	-	(81,004)	(0.1)
License fee income	87,722	0.1	71,243	0.1
Miscellaneous income	53,736	0.1	43,945	0.1
Solar renewable energy certificates income	237,460	0.3	218,353	0.4
	$2,388,692	3.3%	$1,231,026	2.2%

See accompanying notes to combined financial statements.